Exhibit 10.1
Granted To:
Associate ID:
Award Type:
Grant Date:

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

FY24 EQUITY INCENTIVE RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR EXECUTIVE OFFICERS

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.    DESCRIPTION OF YOUR RESTRICTED STOCK UNITS. In lieu of a cash incentive payout for the fiscal year ended September 30, 2024, you have been granted [Number] Restricted Stock Units (“RSUs”). The “Grant Date” of your Award is [Grant Date]. Each whole RSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement.

To accept this Award Agreement, you must provide your acknowledgement and acceptance of the terms contained herein by completing the on-line grant agreement process facilitated by Merrill Lynch (the “Third Party Administrator”) no later than [Acceptance Date].

2.    INCORPORATION OF PLAN AND DEFINITIONS.

(a)    This Award Agreement and your RSUs are granted pursuant to and in accordance with The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 22, 2024 (the “Plan”) and this Award Agreement. All provisions of the Plan are incorporated herein by reference, and your RSUs are subject to the terms of the Plan and this Award Agreement. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)    Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.    VESTING. Your RSUs described in this Award Agreement will become 100% vested on the Grant Date, in this case [Vesting Date] (the “Vesting Date”), and will be settled in accordance with Section 4.

4.    SETTLEMENT.

(a)    Your vested RSUs, minus any Shares that are withheld for taxes as provided under Section 4(b), shall be settled in a lump sum immediately on the Vesting Date.

(b)    NET SETTLEMENT: To pay the required withholding taxes related to the vesting and settlement of your RSUs, the Company will retain the number of Shares with a Fair Market Value equal to the required withholding Taxes applicable on your RSUs, provided that such withholding can be no more than the maximum withholding rate applicable to each jurisdiction for which the Company is required to withhold.

5.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. This Award Agreement and the delivery of any Shares hereunder shall be governed by applicable federal and state securities laws and exchanges.

6.    OTHER AGREEMENTS AND POLICIES. Your RSUs will be subject to the terms of any other written agreements between you and the Company or any Subsidiary or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your RSUs granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

7.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.

By signing below, you acknowledge and agree that:

(a)    A copy of the Plan has been made available to you;

(b)    You understand and accept the terms and conditions of your Award;

(c)    By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement;

(d)    You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(e)    You must return a signed copy of this Award Agreement utilizing the on-line grant agreement process defined above before [Date 7 Days After Grant Date].

[Grantee’s Name] By: ______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________